BOBBY L. CULPEPPER
                                 & ASSOCIATES
                         A PROFESSIONAL LAW CORPORATION
                             525 EAST COURT AVENUE
                        JONESBORO, LOUISIANA 71251-3497
BOBBY L CULPEPPER                318/259-418               4210 WEST ALABAMA
TERESA CULPEPPER CARROLL     FAX #318/259-6278             RUSTON, LA 71270
J. CLAY CARROLL                                            318-251-0701

                                                           223 SOUTH GRAND
                                                           MONROE, LA 71201
                                                           318-325-3884
                     PLEASE REFER ALL CORRESPONDENCE
                         TO THE JONESBORO OFFICE


File         98-19,013               April 9, 1999








MMR Investment Bankers

550 North 159th Street East
P.0. Box 781440
Wichita, Kansas  67278-1440

Gentlemen:

Bobby L. Culpepper &, Associates, a PLC, serves as the attorney for The Biltmox-e Group of Louisiana, L.L.C., and does hereby give permission to lase its opinion letter hereby furnished to you concerning our client's incurrence of debt in the principal amount of $9,900,000.00 and the issuance of first mortgage bonds in connection 'with development, construction and purchase of property in Louisiana and AriZona, in the Prospectus for Bond Issue of The Biltmore Group of Louisiana, L.L.C.

With kindest personal regards, I remain

                             Yours very truly

                             /S/J CLAY CARROLL

                             J. Clay Carroll


JCC:bb

cc: The Biltmore Group of Louisiana, L.L.C.



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